EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR RELATIONS:
Paul Koehler, Pacific Ethanol, Inc.	916-403-2755
503-235-8241	866-508-4969
paulk@pacificethanol.net	InvestorRelations@pacificethanol.net

PACIFIC ETHANOL, INC. ANNOUNCES FINANCIAL RESULTS

●	Net loss available to common stockholders of $245.6 million for Q4 2009, which includes a $250.2 million noncash impairment charge
●	Positive Adjusted EBITDA of $1.0 million for Q4 2009

Sacramento, CA, March 31, 2010 – Pacific Ethanol, Inc. (NASDAQ GM: PEIX), the leading West Coast-based marketer and producer of ethanol, announced today its financial results for the three months and year ended December 31, 2009.

The Company’s net loss available to common stockholders for the three months ended December 31, 2009 was $245.6 million compared to $34.7 million for the same period in 2008. The loss includes a noncash impairment charge of $250.2 million associated with the Company’s ethanol production facilities. The Company’s gross profit for the three months ended December 31, 2009 was positive $1.4 million compared to negative gross profit of $29.2 million for the same period in 2008. The Company’s selling, general and administrative expenses for three months ended December 31, 2009 were $4.3 million compared to $7.5 million for the same period in 2008. In the fourth quarter, the Company impaired its wholly-owned ethanol production facilities to their estimated fair value. The estimated fair value was based on a combination of recent ethanol production facility transactions within the industry and the Company’s negotiations related to a plan of reorganization in respect of its plant subsidiaries. In addition, the Company recorded a gain from the write-off of liabilities of $14.2 million associated with the Company’s final disposition of its Imperial Valley project. After adjusting for these one-time noncash items, the Company’s Adjusted EBITDA for the three months ended December 31, 2009 was positive $1.0 million, which included reorganization costs of $1.7 million, compared to Adjusted EBITDA of negative $22.2 million for the three months ended December 31, 2008.

The Company’s net loss available to common stockholders for the year ended December 31, 2009 was $311.4 million compared to $151.4 million for the same period in 2008. The loss for 2009 includes noncash impairment charges of $252.4 million associated with the Company’s ethanol production facilities, as discussed above, as well as an asset impairment charge attributed to the Company’s Imperial Valley project. The Company’s gross profit for the year ended December 31, 2009 was negative $22.0 million compared to negative gross profit of $33.4 million for the same period in 2008. The Company’s selling, general and administrative expenses for the year ended December 31, 2009 were $21.5 million compared to $31.8 million for the same period in 2008. The loss for 2008 includes a noncash goodwill impairment charge and a noncash asset impairment charge of $127.9 million associated with the original asset impairment on the Company’s Imperial Valley project. The Company’s Adjusted EBITDA for the year ended December 31, 2009 was negative $24.1 million compared to negative $29.0 million for the same period in 2008.

Neil Koehler, the Company’s President and CEO, commented “2009 was a challenging year for the ethanol industry and Pacific Ethanol. Through aggressive cost reductions and efforts to restructure our balance sheet to significantly reduce debt, the Company is focused on achieving stability and profitability in 2010.”

The Company also recently announced the filing of a Plan of Reorganization (the “Plan”) and related Disclosure Statement for its wholly-owned plant holding company (“PEH”) and its four plant subsidiaries (collectively, “Plant Subsidiaries”) with respect to their filings under chapter 11 of the U.S. Bankruptcy Code. The Company and its subsidiaries, other than PEH and the Plant Subsidiaries, did not enter bankruptcy; accordingly, their ownership structure, particularly as it relates to ownership of the Company by its common and preferred stockholders, will not change under the terms of the Plan. Upon confirmation of the Plan, the Company’s balance sheet will reflect the disposition of the Plant Subsidiaries’ assets and cancellation of their related secured debt of approximately $293.5 million.

Under the terms of the Plan, the Company will continue to staff, manage and operate the four ethanol production facilities held by the Plant Subsidiaries for a negotiated fee and profit-sharing arrangement. In addition, the Company, through its other subsidiaries not in bankruptcy, will continue marketing ethanol for third parties as well as the ethanol and related feed products produced by the four facilities.

“We believe the Plan represents a positive outcome for Pacific Ethanol’s stockholders. With this Plan, the equity of the Company will no longer be burdened by excessive debt.” Mr. Koehler continued, “There remains significant value in the operating, marketing and profit sharing agreements proposed in the Plan. A confirmed Plan combined with our 42% ownership interest in Front Range Energy and our growing Kinergy Marketing business creates a strong platform for improving stockholder value.”

Reconciliation of Adjusted EBITDA to Net Income (Loss)

This press release contains references to unaudited earnings before interest, taxes, depreciation and amortization, including asset and goodwill and other noncash gains on the extinguishment of certain liabilities (“Adjusted EBITDA”), a financial measure that is not in accordance with generally accepted accounting procedures (“GAAP”). The table set forth below provides a reconciliation of Adjusted EBITDA to net loss attributed to Pacific Ethanol, Inc. Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company’s ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, Pacific Ethanol’s continued involvement with PEH and the Plant Subsidiaries; the projected future economic and financial performance of Pacific Ethanol, PEH and the Plant Subsidiaries; the ability of Pacific Ethanol, PEH and the Plant Subsidiaries to collectively continue as the leading producer and marketer of low carbon renewable fuels in the Western United States are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol (including the future results of PEH and the Plant Subsidiaries) could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of PEH and the Plant Subsidiaries to obtain approval of the Plan and the Disclosure Statement by the U.S. Bankruptcy Court; the ability of PEH and the Plant Subsidiaries to obtain requisite approval of the Plan by their creditors; the ability of PEH and the Plant Subsidiaries to obtain confirmation of the Plan by the U.S. Bankruptcy Court and thereafter consummate the Plan; the ability of PEH and the Plant Subsidiaries to continue to remain in compliance with the terms of any debtor-in-possession or other financing and to maintain adequate liquidity to fund operations for the duration of bankruptcy and thereafter; the ability of Pacific Ethanol and Kinergy Marketing to remain in compliance with the terms of Kinergy Marketing’s Wachovia credit facility; the ability of Pacific Ethanol to obtain additional debt or equity financing, or both, including additional working capital financing, and the ability of Pacific Ethanol to reschedule, restructure or otherwise satisfy its indebtedness; the price of ethanol relative to the price of corn and other production inputs; the price of ethanol relative to the price of gasoline; and the factors contained in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.

(tables follow)

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Net sales	$87,875	$160,437	$316,560	$703,926
Cost of goods sold	86,484	189,658	338,607	737,331
Gross profit (loss)	1,391	(29,221)	(22,047)	(33,405)
Selling, general and administrative expenses	4,315	7,521	21,458	31,796
Asset impairments	250,188	─	252,388	40,900
Goodwill impairments	─	─	─	87,047
Loss from operations	(253,112)	(36,742)	(295,893)	(193,148)
Gain from write-off of liabilities	14,232	─	14,232	─
Other expense, net	(2,222)	(1,884)	(15,437)	(6,068)
Loss before reorganization costs	(241,102)	(38,626)	(297,098)	(199,216)
Reorganization costs	1,744	─	11,607	─
Net loss	(242,846)	(38,626)	(308,705)	(199,216)
Net (income) loss attributed to noncontrolling interest in variable interest entity	(1,984)	4,730	552	52,669
Net loss attributed to Pacific Ethanol	$(244,830)	$(33,896)	$(308,153)	$(146,547)
Preferred stock dividends	$(807)	$(808)	$(3,202)	$(4,104)
Deemed dividend on preferred stock	$ ─	$ ─	$ ─	$(761)
Loss available to common stockholders	$(245,637)	$(34,704)	$(311,355)	$(151,412)
Net loss per share, basic and diluted	$(4.30)	$(0.61)	$(5.45)	$(3.02)
Weighted-average shares outstanding, basic and diluted	57,188	56,984	57,084	50,147

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,
ASSETS	2009	2008
Current Assets:
Cash and cash equivalents	$17,545	$11,466
Investments in marketable securities	101	7,780
Accounts receivable, net	12,765	23,823
Restricted cash	205	2,520
Inventories	12,131	18,408
Prepaid expenses	1,507	2,279
Prepaid inventory	3,192	2,016
Other current assets	1,330	3,599
Total current assets	48,776	71,891
Property and equipment, net	243,733	530,037
Other Assets:
Intangible assets, net	5,156	5,630
Other assets	1,154	9,276
Total other assets	6,310	14,906
Total Assets	$298,819	$616,834

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in thousands, except par value)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	2009	2008
Current Liabilities:
Accounts payable – trade	$8,182	$14,034
Accrued liabilities	5,891	12,334
Accounts payable and accrued liabilities – construction-related	─	20,304
Other liabilities – related parties	7,224	608
Current portion – long-term notes payable	77,365	291,925
Derivative instruments	971	7,504
Total current liabilities	99,633	346,709

Notes payable, net of current portion	12,739	14,432
Other liabilities	1,828	3,497
Liabilities subject to compromise	242,417	─
Total Liabilities	356,617	364,638
Commitments and Contingencies
Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2009 and 2008 Series B: 2,346 shares issued and outstanding as of December 31, 2009 and 2008	2	2
Common stock, $0.001 par value; 100,000 shares authorized; 57,470 and 57,750 shares issued and outstanding as of December 31, 2009 and 2008, respectively	57	58
Additional paid-in capital	480,948	479,034
Accumulated deficit	(581,076)	(269,721)
Total Pacific Ethanol, Inc. stockholders’ equity (deficit)	(100,069)	209,373
Noncontrolling interest in variable interest entity	42,271	42,823
Total stockholders’ equity (deficit)	(57,798)	252,196
Total Liabilities and Stockholders’ Equity (Deficit)	$298,819	$616,834

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2009	2008	2009	2008
Net loss attributed to Pacific Ethanol, Inc.	$(244,830)	$(33,896)	$(308,153)	$(146,547)
Adjustments:
Interest expense*	1,880	3,810	14,156	14,382
Interest income*	(5)	(37)	(77)	(300)
Gain from write-off of liabilities	(14,232)	─	(14,232)	─
Asset and goodwill impairments*	250,188	─	252,388	79,536
Depreciation and amortization expense*	7,965	7,892	31,833	23,924
Total adjustments	245,796	11,665	284,068	117,542
Adjusted EBITDA	$966	$(22,231)	$(24,085)	$(29,005)
________________
*  adjusted for noncontrolling interest in variable interest entity.

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